                                                                     Exhibit 4.9

                           MBIA INSURANCE CORPORATION

                       FINANCIAL GUARANTY INSURANCE POLICY

                                November 14, 2006

                                                               Policy No. 487110

Re:                     JETBLUE AIRWAYS (SPARE PARTS) G-1 PASS THROUGH TRUST
                        $74,128,000 PASS THROUGH CERTIFICATES, CLASS G-1 (THE
                        "CLASS G-1 CERTIFICATES")

Insured                 PAYMENT OF INTEREST AT THE STATED INTEREST RATE FOR THE
Obligation:             CLASS G-1 CERTIFICATES AND PRINCIPAL ON THE CLASS G-1
                        CERTIFICATES AND PAYMENT FOR REIMBURSEMENT TO THE
                        PRIMARY LIQUIDITY PROVIDER WITH RESPECT TO THE CLASS G-1
                        CERTIFICATES (THE "CLASS G-1 PRIMARY LIQUIDITY
                        PROVIDER") PURSUANT TO CLAUSE (VII) OF THE DEFINITION OF
                        DEFICIENCY AMOUNT SET FORTH HEREIN.

Beneficiary:            WILMINGTON TRUST COMPANY, AS SUBORDINATION AGENT FOR THE
                        BENEFIT OF THE CLASS G-1 TRUSTEE AND THE CLASS G-1
                        CERTIFICATEHOLDERS AND AS AGENT FOR THE CLASS G-1
                        PRIMARY LIQUIDITY PROVIDER (TOGETHER WITH ANY SUCCESSOR
                        SUBORDINATION AGENT DULY APPOINTED AND QUALIFIED UNDER
                        THE INTERCREDITOR AGREEMENT (AS DEFINED BELOW), THE
                        "SUBORDINATION AGENT")

            MBIA INSURANCE CORPORATION ("MBIA"), for consideration received, hereby unconditionally, absolutely and irrevocably and without the assertion of any defenses to payment, including fraud in the inducement or fact or any other circumstances (other than payment in full) that would have the effect of discharging a surety in law or in equity, guarantees to the Subordination Agent, subject only to the terms of this Policy (the "Policy"), payment of the Insured
Obligation. MBIA agrees to pay to the Subordination Agent, in respect of each
Distribution Date, an amount equal to (each, a "Deficiency Amount"):

            (i)     with respect to any Regular Distribution Date (which is not also the Final Legal Distribution Date or a Special Distribution Date
      established pursuant to clause (ii), (iii), (iv) or (v) below), any shortfall in amounts available to the Subordination Agent, after giving effect to the application of (a) available funds in accordance with the subordination provisions of Section 3.2 of the Intercreditor Agreement,
      (b) any drawing paid under the Primary Liquidity Facility with respect to
      Class G-1 Certificates (the "Class G-1 Primary Liquidity Facility") in
      respect of interest due on the Class G-1 Certificates on such Distribution
      Date and (c) any withdrawal from the Primary Cash Collateral Account with respect to Class G-1 Certificates (the "Class G-1 Primary Cash Collateral
      Account") or the Above-Cap Account with respect to Class G-1 Certificates
      (the "Class G-1 Above-Cap Account") on such Distribution Date in respect of such interest due on the Class G-1 Certificates on such Distribution
      Date in accordance with the Intercreditor Agreement, for the payment of all payments due and owing in respect of accrued and unpaid interest on the Class G-1 Certificates at the Stated Interest Rate for the Class G-1
      Certificates (calculated assuming that JetBlue will not cure any Payment
      Default);

            (ii)    with respect to any Special Distribution Date (which is not also an Election Distribution Date or a Special Distribution Date
      established pursuant to the succeeding clause (iii) or clause (iv) below)
      established by the Subordination Agent by reason of its receipt of a
      Special Payment constituting the proceeds from the sale and final disposition of all Equipment Notes (as to which there has been a payment default or which has been accelerated) or of all of the Pledged Spare
      Parts and Pledged Spare Engines subject to the Lien of the Indenture at the time of such sale, as the case may be (each, a "Final Disposition"), any shortfall in the amounts available to the Subordination Agent, after giving effect to the application of available funds in accordance with the subordination provisions of Section 3.2 of the Intercreditor Agreement
      (but without regard to any funds available under the Class G-1 Primary
      Liquidity Facility, Class G-1 Primary Cash Collateral Account or the Class
      G-1 Above-Cap Account), for (x) the payment in full of the then outstanding Pool Balance of the Class G-1 Certificates and (y) the payment of accrued and unpaid interest thereon at the Stated Interest Rate for the
      Class G-1 Certificates for the period from the immediately preceding
      Regular Distribution Date to such Special Distribution Date (calculated assuming that JetBlue will not cure any Payment Default);

            (iii)   with respect to the Special Distribution Date (a) that is
      the 25th day (or if such 25th day is not a Business Day, the next Business
      Day) following the Regular Distribution Date on which a Payment Default with respect to the Series G-1 Equipment Note (without giving effect to any Acceleration or any payments by any Liquidity Provider or the Policy
      Provider) exists and has been continuing for eight consecutive Interest
      Periods ending on such Regular Distribution Date (the "Default Period")
      and (b) on which such Payment Default continues to exist, if the
      Subordination Agent has not received a Special Payment constituting proceeds from a Final Disposition during such Default Period, the then outstanding principal amount of the Series G-1 Equipment Note (less the amount of any Policy Drawings previously paid by MBIA in respect of principal) plus accrued and unpaid interest thereon at the Stated Interest
      Rate for the Class G-1 Certificates (calculated assuming that JetBlue will not cure any Payment Default) for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date;
      provided, however, if a Policy Provider Election (as defined below) has been made or deemed to have been made at least ten (10) days prior to the end of any such 24-month period, the Deficiency Amount shall be an amount equal to (A) with respect to such Special Distribution Date, any shortfall in the scheduled interest payable but not paid (whether by JetBlue or by the application of proceeds from the sale of any Collateral in connection with the exercise of remedies under the Indenture) on the Series G-1
      Equipment Note (calculated assuming that JetBlue will not cure any Payment
      Default) during such 24-month period (reduced by the amount of funds received from the Class G-1 Primary Liquidity Facility, the Class G-1
      Primary Cash Collateral Account or the Class G-1 Above-Cap Account or from
      MBIA to the extent of any Policy Drawings paid by MBIA in respect of any
      "Deficiency Amount" defined in clause (i) above as a result of a failure of the Class G-1 Primary Liquidity Provider to honor Interest Drawings under the Class G-1 Primary Liquidity Facility or a failure of the Class
      G-1 Above-Cap Liquidity Provider and the applicable Liquidity Guarantor to make an Above-Cap Payment under the Class G-1 Above-Cap Liquidity
      Facility) and (B) thereafter, on each Regular Distribution Date prior to the establishment of an Election Distribution Date or a

                                       -2-

      Special Distribution Date pursuant to the immediately succeeding clause
      (iv), an amount equal to any shortfall in available funds required to pay scheduled principal (without regard to any Acceleration thereof or any
      Redemption Notice that JetBlue has failed to honor but taking into account any adjustments previously made for redemptions) and interest payments
      (without duplication of any "Deficiency Amount" defined in clause (i)
      above and without regard to any funds available under the Class G-1
      Primary Liquidity Facility or in the Class G-1 Primary Cash Collateral
      Account or the Class G-1 Above-Cap Account and calculated assuming that
      JetBlue will not cure any Payment Default) at the Stated Interest Rate for the Class G-1 Certificates scheduled to be paid on the Series G-1
      Equipment Note on the related payment date; except that, notwithstanding the foregoing, MBIA shall not be required to pay (x) any amount in respect of principal under this clause (iii)(B) on any Regular Distribution Date if it has theretofore honored Policy Drawings in respect of "Deficiency
      Amounts" defined in clause (ii) above or this clause (iii) in respect of principal of the Series G-1 Equipment Note or if in connection with the exercise of remedies under the Indenture there has previously been a reduction in the outstanding principal balance of the Series G-1 Equipment
      Note as a result of the application of proceeds from the sale of
      Collateral, to the extent that after giving effect to the distribution of any such amount or such proceeds or both in accordance with the provisions of the Intercreditor Agreement the Pool Balance of the Class G-1
      Certificates as of such Regular Distribution Date would be less than the
      Pool Balance of the Class G-1 Certificates as of such Regular Distribution
      Date were all payments on the Series G-1 Equipment Note to have been made by JetBlue when due (without regard to any Acceleration thereof or any
      Redemption Notice that JetBlue has failed to honor but taking into account any adjustments previously made for redemptions) in accordance with
      Schedule 1 to such Series G-1 Equipment Note nor (y) for the avoidance of doubt, any amount in respect of interest under this clause (B) on such
      Regular Distribution Date other than accrued and unpaid interest (at the
      Stated Interest Rate for the Class G-1 Certificates calculated assuming that JetBlue will not cure any Payment Default) on the Pool Balance of the
      Class G-1 Certificates as of such Regular Distribution Date (calculated without giving effect to any Policy Drawing in respect of principal under this clause (iii)(B) on such Regular Distribution Date);

            (iv)    following the giving or deemed giving of any Policy Provider
      Election, with respect to any Business Day (other than a Regular
      Distribution Date) elected by MBIA upon twenty (20) days prior written notice (which shall be a Special Distribution Date) and upon request by
      MBIA to the Subordination Agent to make a drawing under this Policy, an amount (as determined after giving effect to the application of available funds in accordance with the subordination provisions of Section 3.2 of the Intercreditor Agreement) equal to the then outstanding Pool Balance of the Class G-1 Certificates and accrued and unpaid interest on such amount at the Stated Interest Rate for the Class G-1 Certificates (calculated assuming that JetBlue will not cure any Payment Default) from the immediately preceding Regular Distribution Date to such Special
      Distribution Date;

            (v)     with respect to any Special Distribution Date which is an
      Election Distribution Date, an amount (as determined after giving effect to the application of available funds in accordance with the subordination provisions of Section 3.2 of the Intercreditor Agreement) equal to the then outstanding Pool Balance of the Class G-1

                                       -3-

      Certificates and accrued and unpaid interest on such amount at the Stated
      Interest Rate for the Class G-1 Certificates (calculated assuming that
      JetBlue will not cure any Payment Default) from the immediately preceding
      Regular Distribution Date to such Election Distribution Date;

            (vi)    with respect to the Final Legal Distribution Date of the
      Class G-1 Certificates, any shortfall in amounts available to the
      Subordination Agent, after giving effect to the application of (a)
      available funds in accordance with the subordination provisions of Section
      3.2 of the Intercreditor Agreement, (b) any drawing paid under the Class
      G-1 Primary Liquidity Facility in respect of interest due on the Class G-1
      Certificates on such Distribution Date and (c) any withdrawal from the
      Class G-1 Primary Cash Collateral Account or the Class G-1 Above-Cap
      Account on such Distribution Date in respect of such interest due on the
      Class G-1 Certificates on such Distribution Date in accordance with the
      Intercreditor Agreement, for the payment in full of the Final
      Distributions (calculated as of such date but excluding any accrued and unpaid Premium and calculated assuming that JetBlue will not cure any
      Payment Default) on the Class G-1 Certificates; and

            (vii)   with respect to any Distribution Date elected by the
      Subordination Agent on behalf of the Class G-1 Primary Liquidity Provider upon at least twenty (20) days' prior notice (which notice can be given in advance of the expiry of the 24-month period referred to below but cannot become effective until the Liquidity Provider Reimbursement Date (as defined below)) to MBIA, which Distribution Date is a Business Day no earlier than the earliest to occur of (1) the date on which an Interest
      Drawing was made under the Class G-1 Primary Liquidity Facility and remains unreimbursed for twenty-four (24) months, (2) the date on which any Downgrade Drawing, Non-Extension Drawing or Final Drawing that was deposited into the Class G-1 Primary Cash Collateral Account has been applied to pay any scheduled payment of interest on the Class G-1
      Certificates and remains unreplenished to such Class G-1 Primary Cash
      Collateral Account or unreimbursed to the Class G-1 Primary Liquidity
      Provider, as the case may be, for twenty-four (24) months and (3) the date on which all of the Equipment Notes have been Accelerated and continue to be Non-Performing Equipment Notes for twenty-four (24) months (in each case, disregarding any reimbursements from payments by the Policy Provider and from any Special Payment constituting proceeds from the sale of
      Equipment Notes or Collateral during such 24-month period) (such Business
      Day, the "Liquidity Provider Reimbursement Date"), the amount of all outstanding Drawings under the Class G-1 Primary Liquidity Facility plus accrued interest thereon (as determined pursuant to such Class G-1 Primary
      Liquidity Facility).

            For the avoidance of doubt, no Deficiency Amount described in clauses (i)-(vii) above or payment to be made in respect of an Avoided
      Payment described below shall constitute an accelerated or acceleration payment.

            If any amount paid or required to be paid in respect of the Insured
Obligation is voided (a "Preference Event") pursuant to a final (non-appealable)
order of a court exercising proper jurisdiction under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and, as a result of such a Preference Event, the Subordination Agent, the

                                       -4-

Class G-1 Primary Liquidity Provider, the Class G-1 Trustee or any Class G-1
Certificateholder is required to return such voided payment, or any portion of such voided payment made or to be made in respect of the Class G-1 Certificates
(including any disgorgement from the Class G-1 Certificateholders, the Class G-1
Trustee or the Class G-1 Primary Liquidity Provider resulting from any such
Insolvency Proceeding, whether such disgorgement is determined on a theory of preferential conveyance or otherwise) (an "Avoided Payment"), MBIA will pay an amount equal to each such Avoided Payment, irrevocably, absolutely and unconditionally and without the assertion of any defenses to payment, including fraud in the inducement or fact or any other circumstances that would have the effect of discharging a surety in law or in equity, upon receipt by MBIA from the Subordination Agent, the Class G-1 Primary Liquidity Provider, the Class G-1
Trustee or such Class G-1 Certificateholder of (x) a certified copy of a final
(non-appealable) order of a court exercising proper jurisdiction in such
Insolvency Proceeding to the effect that the Subordination Agent, the Class G-1
Primary Liquidity Provider, the Class G-1 Trustee or such Class G-1
Certificateholder is required to return any such payment or portion thereof because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the
"Final Order"), (y) an assignment, in the form of Exhibit D hereto, irrevocably assigning to MBIA all rights and claims of the Subordination Agent, the Class
G-1 Primary Liquidity Provider, the Class G-1 Trustee or such Class G-1
Certificateholder relating to or arising under such Avoided Payment and appointing MBIA as the agent of the Subordination Agent, the Class G-1 Primary
Liquidity Provider, the Class G-1 Trustee or such Class G-1 Certificateholder in respect of such Avoided Payment (including, without limitation, for purposes of any legal proceedings related to such Avoided Payment) and (z) a Notice of
Avoided Payment in the form of Exhibit B hereto appropriately completed and executed by the Subordination Agent, the Class G-1 Primary Liquidity Provider,
the Class G-1 Trustee or such Class G-1 Certificateholder. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Subordination Agent, the
Class G-1 Primary Liquidity Provider, the Class G-1 Trustee or such Class G-1
Certificateholder directly unless the Subordination Agent, the Class G-1 Primary
Liquidity Provider, the Class G-1 Trustee or such Class G-1 Certificateholder has returned such payment to such receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case such payment shall be disbursed to the
Subordination Agent, the Class G-1 Primary Liquidity Provider, the Class G-1
Trustee or such Class G-1 Certificateholder, as the case may be, upon proof of such payment reasonably satisfactory to MBIA.

            Notwithstanding the foregoing, in no event shall MBIA be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of the principal amount of the Class G-1 Certificates, prior to the time MBIA would have been required to make a payment in respect of such principal pursuant to sub-paragraphs (ii)-(vi) of the definition of Deficiency
Amount in this Policy; provided, further, that no payment of principal under this Policy (not including any payment of outstanding drawings under the Primary
Liquidity Facility pursuant to sub-paragraph (vii) of the definition of
Deficiency Amount under this Policy) on any Distribution Date, other than with respect to an Avoided Payment, shall exceed the Net Principal Policy Amount (as defined below) for such Distribution Date; provided, further, that, other than with respect to an Avoided Payment, no payment of a Deficiency Amount (not including any payment of outstanding drawings under the Primary Liquidity
Facility and accrued interest thereon pursuant to sub-paragraph (vii) of the definition of

                                       -5-

Deficiency Amount under this Policy), shall be in excess of the then outstanding
Pool Balance of the Class G-1 Certificates and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G-1 Certificates. This Policy
does not cover (i) any premium (including, without limitation, any Premium), break amount (including, without limitation, any Break Amount), interest on interest (for the avoidance of doubt, without limiting sub-paragraph (vii) of the definition of Deficiency Amount under this Policy), default interest, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to any Class G-1 Certificate, (ii) shortfalls, if any, attributable to the liability of the Class G-1 Trust, the Class G-1 Trustee or the Subordination Agent, for withholding taxes, if any (including interest and penalties in respect of any such liability or taxes) or (iii) any failure of the
Subordination Agent to make any payment due to the Class G-1 Trustee.

            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in that certain Intercreditor Agreement, dated as of November 14, 2006 (the "Intercreditor Agreement"), among MBIA, as
Policy Provider, Landesbank Hessen Thueringen Girozentrale, as the Initial
Primary Liquidity Provider, Morgan Stanley Capital Services, Inc., as the
Initial Above-Cap Liquidity Provider, Wilmington Trust Company, as trustee, the
Subordination Agent and the Additional Primary Liquidity Provider(s), Additional
Above-Cap Liquidity Provider(s) and Additional Policy Provider(s) to become parties thereto from time to time, without regard to any amendment or supplement thereto unless such amendment or supplement has been executed, or otherwise approved in writing, by MBIA.

            "Business Day" shall mean any day (i) other than a Saturday, a
Sunday or other day on which insurance companies in New York, New York or commercial banking institutions in the cities in which the corporate trust office of the Class G-1 Trustee, the Fiscal Agent (as defined herein), the
Subordination Agent or the Mortgagee, or, solely with respect to draws under this Policy, the office of MBIA, are located are authorized or obligated by law or executive order to close and (ii) that is a day for trading by and between banks in the London interbank Eurodollar market.

            "Class G-1 Above-Cap Liquidity Facility" means the Above-Cap
Liquidity Facility with respect to the Class G-1 Certificates.

            "Class G-1 Above-Cap Liquidity Provider" means the Above-Cap
Liquidity Provider with respect to the Class G-1 Above-Cap Liquidity Facility.

            "Class G-1 Certificateholder" shall mean any person who is the registered owner or beneficial owner of any of the Class G-1 Certificates and who, on the applicable Distribution Date, is entitled under the terms of the
Class G-1 Certificates to payment thereunder.

            "Class G-1 Liquidity Guarantor" means the Liquidity Guarantor with respect to the Class G-1 Above-Cap Liquidity Facility.

            "Class G-1 Trust" means the JetBlue Airways (Spare Parts) G-1 Pass
Through Trust, created and administered pursuant to the Class G-1 Trust
Agreement.

            "Class G-1 Trust Agreement" means the JetBlue Airways (Spare Parts)
G-1 Pass Through Trust Agreement, dated as of November 14, 2006, governing the creation and

                                       -6-

administration of the Class G-1 Trust and the issuance of the Class G-1
Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Class G-1 Trustee" means Wilmington Trust Company, not in its individual capacity except as expressly set forth in the Class G-1 Trust
Agreement, but solely as trustee under the Class G-1 Trust Agreement, together with any successor trustee appointed pursuant thereto.

            "Election Distribution Date" shall mean any Special Distribution
Date established by the Subordination Agent upon 20 days' notice to MBIA by reason of the occurrence and continuation of a Policy Provider Default with respect to MBIA occurring after a Policy Provider Election made by MBIA.

            "Final Legal Distribution Date" shall mean January 2, 2016.

            "Insolvency Proceeding" shall mean the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against
JetBlue or any Liquidity Provider and the commencement, after the date hereof, of any proceedings by JetBlue or any Liquidity Provider for the winding up or liquidation of its affairs or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to JetBlue or any
Liquidity Provider.

            "Insurance Agreement" shall mean the Insurance and Indemnity
Agreement (as may be amended, modified or supplemented from time to time in accordance with its terms), dated as of November 14, 2006 by and among MBIA,
JetBlue, Wilmington Trust Company, as trustee and the Subordination Agent.

            "Insured Amounts" shall mean, with respect to any Distribution Date, the Deficiency Amount for such Distribution Date.

            "JetBlue" means JetBlue Airways Corporation.

            "Net Principal Policy Amount" shall mean, with respect to any
Distribution Date, the Pool Balance of the Class G-1 Certificates as of the
Closing Date minus all amounts previously drawn on this Policy with respect to principal of the Class G-1 Certificates as of such Distribution Date.

            "Notice of Avoided Payment" shall mean the notice, substantially in the form of Exhibit B hereto, delivered pursuant to this Policy and sent to the contact person at the address and/or fax number set forth in this Policy, and specifying the Avoided Payment which shall be due and owing on the applicable
Distribution Date.

            "Notice of Nonpayment" shall mean the notice, substantially in the form of Exhibit A hereto, delivered pursuant to this Policy and sent to the contact person at the address and/or fax numbers set forth in this Policy specifying the Insured Amount which shall be due and

                                       -7-

owing to the Subordination Agent for distribution to the Class G-1 Trustee or, in the case of a Deficiency Amount under clause (vii) of the definition of
"Deficiency Amount", the Class G-1 Primary Liquidity Provider on the applicable
Distribution Date.

            "Policy Provider Election" shall mean a notice given or deemed to have been given by MBIA when no Policy Provider Default shall have occurred and be continuing, whereby MBIA elects or is deemed to have elected to make payments of Deficiency Amounts as defined under the proviso to clause (iii) of the definition of Deficiency Amount in lieu of applying clause (iii) (without the proviso) of the definition of Deficiency Amount, which notice may be given to the Subordination Agent no later than the date which is ten (10) days prior to the end of the 24-month Default Period referred to under clause (iii) of the definition of Deficiency Amount, and shall be deemed to have been given on such date, unless (x) MBIA shall have affirmatively elected by notice to the
Subordination Agent to not make such election on or prior to such day, (y) a
Policy Provider Default shall have occurred and be continuing as of such day or
(z) the Subordination Agent has received a Special Payment constituting proceeds from a Final Disposition during such Default Period.

            Payment of amounts hereunder shall be made in immediately available funds (x) with respect to Deficiency Amounts no later than 3:00 p.m., New York
City time, on the later of (a) the relevant Distribution Date and (b) the
Business Day on which a Notice of Nonpayment is received by U.S. Bank Trust
National Association, as fiscal agent for MBIA or any successor fiscal agent appointed by MBIA (the "Fiscal Agent"), appropriately completed and executed by the Subordination Agent (if such Notice of Nonpayment is received by 12:00 noon on such day), and (y) with respect to Avoided Payments, prior to 3:00 p.m. New
York City time, on the third Business Day following receipt by MBIA of the documents required under clauses (x) through (z) of the second full paragraph of this Policy. Any such documents received by MBIA after 12:00 noon New York City time on any Business Day or on any day that is not a Business Day shall be deemed to have been received by MBIA prior to 12:00 noon on the next succeeding
Business Day. All payments made by MBIA hereunder in respect of Avoided Payments will be made with MBIA's own funds. A Notice of Nonpayment or Notice of Avoided
Payment under this Policy may be presented to the Fiscal Agent on any Business
Day by (a) delivery of the original Notice of Nonpayment or Notice of Avoided
Payment to the Fiscal Agent, at its address set forth below, or (b) facsimile transmission of the original Notice of Nonpayment or Notice of Avoided Payment to the Fiscal Agent at its facsimile number set forth below. If presentation is made by facsimile transmission, the Subordination Agent shall (i) simultaneously confirm transmission by telephone to the Fiscal Agent at its telephone number set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice of Nonpayment or Notice of Avoided Payment to the Fiscal Agent
at its address set forth below. Each Notice of Nonpayment or Notice of Avoided
Payment shall be delivered by facsimile and mail to MBIA simultaneously with its delivery to the Fiscal Agent.

            If any Notice of Nonpayment or Notice of Avoided Payment received by
MBIA or the Fiscal Agent, as the case may be, is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder, it shall be deemed not to have been received by MBIA or the Fiscal Agent, and MBIA or the
Fiscal Agent, as the case may be, shall promptly so advise the Subordination
Agent, and the Subordination Agent may submit an amended Notice of Nonpayment or
Notice of Avoided Payment, as the case may be.

                                       -8-

            Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Subordination Agent for the benefit of the
Class G-1 Trustee or the Class G-1 Primary Liquidity Provider by wire transfer of immediately available funds in the amount of such payment. Other than amounts payable in respect of Avoided Payments, MBIA's obligations under this Policy shall be discharged to the extent funds to be applied to pay the Insured
Obligations under and in accordance with the Intercreditor Agreement are received by the Subordination Agent (including funds disbursed by MBIA or the
Fiscal Agent as provided in this Policy and received by the Subordination Agent)
whether or not such funds are properly applied by the Subordination Agent.
MBIA's obligations to make payments in respect of any Avoided Payments shall be discharged to the extent such payments are made by MBIA (or the Fiscal Agent, as the case may be) hereunder and are received by the Subordination Agent, the applicable Class G-1 Certificateholder, the Class G-1 Trustee, the Class G-1
Primary Liquidity Provider or the receiver, conservator, debtor-in-possession or trustee in bankruptcy, as applicable, whether or not such payments are properly applied by the Subordination Agent or the Class G-1 Trustee.

            The Fiscal Agent is the agent of MBIA only, and the Fiscal Agent shall in no event be liable to Class G-1 Certificateholders for any acts of the
Fiscal Agent or any failure of MBIA to deposit or cause to be deposited sufficient funds to make payments due under this Policy.

            Any notice hereunder delivered to the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as MBIA shall specify in writing to the Subordination Agent.

            The notice address of the Fiscal Agent is 100 Wall Street, Suite
1600, New York, New York 10005, Attention: Corporate Trust Services, Facsimile:
(212) 361-6159, Telephone: (212) 361-6153.

            All notices, presentations, transmissions, deliveries and
communications made by the Subordination Agent to MBIA with respect to this
Policy shall specifically refer to the number of this Policy and shall be made to MBIA at:

                  MBIA Insurance Corporation
                  113 King Street
                  Armonk, New York 10504
                  Attention: Insured Portfolio Management, Structured Finance
                  Telephone: (914) 273-4545
                  Facsimile: (914) 765-3810

or such other address, telephone number or facsimile number as MBIA may designate to the Subordination Agent in writing from time to time. Each such notice, presentation, transmission, delivery and communication shall be effective only upon actual receipt by MBIA.

            To the extent and in the manner specified in the Intercreditor
Agreement, MBIA shall be subrogated to the rights of the Class G-1 Trustee, each
Class G-1 Certificateholder and the Class G-1 Primary Liquidity Provider, as the
case may be, to receive payments under the

                                       -9-

Class G-1 Certificates and, as applicable, pursuant to the Class G-1 Primary
Liquidity Facility to the extent of any payment made by it hereunder.

            This Policy is neither transferable nor assignable, in whole or in part, except to a successor Subordination Agent duly appointed and qualified under the Intercreditor Agreement. Such transfer and assignment shall be effective upon receipt by MBIA of a copy of the instrument effecting such transfer and assignment signed by the transferor and by the transferee, and a certificate, properly completed and signed by the transferor and the transferee, in the form of Exhibit C hereto (which shall be conclusive evidence of such transfer and assignment), and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Policy in the transferor's place, provided that, in such case, the Notice of Nonpayment presented hereunder shall be a certificate of the transferee and shall be signed by one who states therein that he is a duly authorized officer of the transferee.

            There shall be no acceleration payment due under this Policy unless such acceleration is at the sole option of MBIA.

            This Policy shall expire and terminate and the obligations of MBIA hereunder shall be discharged without any action on the part of MBIA or any other Person on the later of (x) the day which is one year and one day following the Distribution Date upon which the Final Distributions on the Class G-1
Certificates are made or (y) if applicable, the date on which the amount specified in sub-paragraph (vii) of the definition of Deficiency Amount under this Policy is paid in full. The foregoing notwithstanding, if an Insolvency
Proceeding is existing during the one year and one day period set forth above, then this Policy and MBIA's obligations hereunder shall terminate on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding, and
(ii) the date on which MBIA has made all payments required to be made under the terms of this Policy in respect of Avoided Payments. Notwithstanding the foregoing, this Policy shall terminate and the obligations of MBIA hereunder shall be discharged without any further action on the part of MBIA, the
Subordination Agent or any other Person if the Policy is returned to the Policy
Provider for cancellation by the Class G-1 Certificateholders pursuant to
Section 6.01 of the Class G-1 Trust Agreement; provided, however, that following the surrender of the Policy to MBIA pursuant to Section 6.01 of the Class G-1
Trust Agreement, the obligations of MBIA with respect to any payment on the
Class G-1 Certificates made prior to such surrender that becomes an Avoided
Payment subsequent to such surrender shall survive until the date on which MBIA has made all payments required to be made hereunder in respect of such Avoided
Payment, if any; provided, further that, for the avoidance of doubt, the foregoing proviso sets forth the only continuing obligation of MBIA hereunder following the surrender of the Policy pursuant to Section 6.01 of the Class G-1
Trust Agreement and following such surrender MBIA shall have no obligations with respect to any payment on the Class G-1 Certificates made subsequent to such surrender.

            THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE
SECURITY FUND SPECIFIED IN ARTICLE SEVENTY-SIX OF THE NEW YORK STATE INSURANCE
LAW.

                                      -10-

            This Policy sets forth in full the undertaking of MBIA, and, except as expressly provided in the Insurance Agreement and the Intercreditor
Agreement, shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment to any other agreement or instrument, or by the merger, consolidation or dissolution of JetBlue or any other Person and may not be canceled or revoked by MBIA prior to the time it is terminated in accordance with the express terms hereof. The premium payable to
MBIA on this Policy is not refundable for any reason.

            This Policy shall be returned to MBIA upon termination.

            NO WAIVER OF DEFENSES TO PAYMENT BY MBIA SET FORTH HEREIN SHALL BE
DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS, REMEDIES, CLAIMS OR COUNTERCLAIMS
THAT MBIA MAY HAVE WITH RESPECT TO JETBLUE, ANY LIQUIDITY PROVIDER, THE CLASS
G-1 TRUSTEE, THE SUBORDINATION AGENT, OR ANY OF THEIR RESPECTIVE AFFILIATES OR
ANY OTHER PERSON, WHETHER ACQUIRED BY SUBROGATION, ASSIGNMENT OR OTHERWISE.

            THIS POLICY SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND
REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES
OR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                                      -11-

            IN WITNESS WHEREOF, MBIA has caused this Policy to be duly executed on the date first written above.

                                             MBIA INSURANCE CORPORATION

                                             ___________________________________
                                             President

                                             ___________________________________
                                             Assistant Secretary

                                               EXHIBIT A TO POLICY NUMBER 487110

                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS

                                          Date: [_______]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention: Insured Portfolio Management, Structured Finance

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention: Corporate Trust Services

            Reference is made to Policy No. 487110, dated November 14, 2006 (the
"Policy"), issued by MBIA Insurance Corporation ("MBIA") with respect to the
JetBlue Airways (Spare Parts) Pass Through Trust Certificates, Class G-1. Terms
capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires or, if not defined therein, in or pursuant to the Intercreditor Agreement (as defined in the Policy).

            The Subordination Agent hereby certifies as follows:

            1.    The Subordination Agent is the subordination agent under the
Intercreditor Agreement.

            2.    The relevant Distribution Date is [__________]. Such
Distribution Date is a [Regular Distribution Date, Special Distribution Date,
Election Distribution Date or Final Legal Distribution Date].

            [3.   Payment of accrued and unpaid interest on the Class G-1
Certificates at the Stated Interest Rate for the Class G-1 Certificates
(calculated assuming that JetBlue will not cure any Payment Default) on the outstanding Pool Balance of the Class G-1 Certificates accrued to such Regular
Distribution Date as determined pursuant to paragraph (i) of the definition of
"Deficiency Amount" in the Policy is an amount equal to $____________.]

            [3.   The amount determined for payment to the Class G-1
Certificateholders pursuant to paragraph (ii) of the definition of "Deficiency
Amount" in the Policy on such Special Distribution Date in respect of (A) the payment in full of the then outstanding Pool Balance of the Class G-1
Certificates and (B) the payment of accrued and unpaid interest thereon at the
Stated Interest Rate for the Class G-1 Certificates for the period from the immediately preceding Regular Distribution Date to such Special Distribution
Date (calculated assuming that JetBlue will not cure any Payment Default) is
$___________.]

                                    Exh. A-1

            [3.   The Subordination Agent has not received, and has not been deemed to have received, a timely Policy Provider Election pursuant to the
Policy and the amount determined for payment to the Class G-1 Certificateholders pursuant to paragraph (iii) of the definition of "Deficiency Amount" in the
Policy on such Special Distribution Date in respect of the then outstanding principal amount of the Series G-1 Equipment Note (less the amount of any Policy
Drawings previously paid by the Policy Provider in respect of principal) plus accrued and unpaid interest thereon at the Stated Interest Rate for the Class
G-1 Certificates (calculated assuming that JetBlue will not cure any Payment
Default) for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date is $__________.]

            [3.   The Subordination Agent has received, or has been deemed to have received, a timely Policy Provider Election pursuant to the Policy and the amount determined for payment to the Class G-1 Certificateholders pursuant to the provision in paragraph (iii)(A) of the definition of "Deficiency Amount" in the Policy on such Special Distribution Date in respect of the scheduled interest payable but not paid (whether by JetBlue or by the application of proceeds from the sale of any Collateral in connection with the exercise of remedies under the Indenture) on the Series G-1 Equipment Note (calculated assuming that JetBlue will not cure any Payment Default) during such 24-month period (reduced by the amount of funds received from the Class G-1 Primary
Liquidity Facility, the Class G-1 Primary Cash Collateral Account or the Class
G-1 Above-Cap Account or from MBIA to the extent of any Policy Drawings in respect of any "Deficiency Amount" defined in clause (i) of the definition thereof in the Policy as a result of a failure of the Class G-1 Primary
Liquidity Provider to honor Interest Drawings under the Class G-1 Primary
Liquidity Facility or a failure of the Class G-1 Above-Cap Liquidity Provider and the Class G-1 Liquidity Guarantor to make an Above-Cap Payment under the
Class G-1 Above-Cap Liquidity Facility) is $_________.]

            [3.   The Subordination Agent has received, or has been deemed to have received, a timely Policy Provider Election pursuant to the Policy, no
Election Distribution Date has been established pursuant to the Policy, no
Special Distribution Date has been established pursuant to clause (iv) of the definition of "Deficiency Amount" and the amount determined for payment to the
Class G-1 Certificateholders pursuant to paragraph (iii)(B) of the definition of
"Deficiency Amount" in the Policy on the Regular Distribution Date on account of a shortfall in available funds required to pay (x) the scheduled principal payment (without regard to any Acceleration thereof or any Redemption Notice that JetBlue has failed to honor but taking into account any reduction previously made for redemptions) on such Regular Distribution Date (as limited by the exception to paragraph (iii)(B) of the definition of "Deficiency Amount"
in the Policy) is $____________ and (y) interest payments (without regard to any funds available under the Class G-1 Primary Liquidity Facility, the Class G-1
Primary Cash Collateral Account or the Class G-1 Above-Cap Account and
calculated assuming that JetBlue will not cure any Payment Default) at the
Stated Interest Rate for the Class G-1 Certificates scheduled to be paid on the
Series G-1 Equipment Note on the related payment date (as limited by the exception to paragraph (iii)(B) of the definition of "Deficiency Amount" in the
Policy) is $____________.]

            [3.   The Subordination Agent has received, or has been deemed to have received, a timely Policy Provider Election pursuant to the Policy, the
Special Distribution Date related hereto is a Business Day elected by MBIA upon
20 days' prior written notice and the amount determined for payment to the Class
G-1 Certificateholders pursuant to paragraph (iv) of

                                    Exh. A-2

the definition of "Deficiency Amount" in the Policy in respect of an amount equal to the then outstanding Pool Balance of the Class G-1 Certificates and accrued and unpaid interest on such amount at the Stated Interest Rate for the
Class G-1 Certificates (calculated assuming that JetBlue will not cure any
Payment Default) from the immediately preceding Regular Distribution Date to such Special Distribution Date is $__________.]

            [3.   The amount determined for payment to the Class G-1
Certificateholders pursuant to paragraph (v) of the definition of "Deficiency
Amount" in the Policy on the Distribution Date which is an Election Distribution
Date in respect of an amount equal to the then outstanding Pool Balance of the
Class G-1 Certificates and accrued and unpaid interest on such amount at the
Stated Interest Rate for the Class G-1 Certificates (calculated assuming that
JetBlue will not cure any Payment Default) from the immediately preceding
Regular Distribution Date to such Election Distribution Date is $___________.]

            [3.   The amount determined for payment to the Class G-1
Certificateholders pursuant to paragraph (vi) of the definition of "Deficiency
Amount" in the Policy on the Distribution Date which is the Final Legal
Distribution Date in respect of payment in full of the Final Distributions
(calculated as of such date but excluding any accrued and unpaid Premium and calculated assuming that JetBlue will not cure any Payment Default) on the Class
G-1 Certificates is $__________.]

            [3.   The amount determined for payment to the Class G-1 Primary
Liquidity Provider pursuant to paragraph (vii) of the definition of "Deficiency
Amount" in the Policy on the Distribution Date on or after the Liquidity
Provider Reimbursement Date elected by the Subordination Agent on behalf of the
Class G-1 Primary Liquidity Provider for all outstanding drawings under the
Class G-1 Primary Liquidity Facility plus accrued interest thereon (as determined pursuant to such Class G-1 Primary Liquidity Facility) is
$___________.]

            4.    The sum of $______________ is the Insured Amount that is due.

            5.    The Subordination Agent has not heretofore made a demand for the Insured Amount in respect of such Distribution Date.

            6.    The Subordination Agent hereby requests payment of such
Insured Amount that is due for payment be made by MBIA under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

                  [_____]
                  ABA #: [_____]
                  Acct #: [_____]
                  FBO: [_____]
                  [Policy Account number]

            7.    The Subordination Agent hereby agrees that, following receipt of the Insured Amount from MBIA, it shall (a) cause such funds to be deposited in the Policy Account and not permit such funds to be held in any other account,
(b) cause such funds paid by MBIA pursuant to sub-paragraphs (i) through (vi) of the definition of Deficiency Amount under the

                                    Exh. A-3

Policy to be paid to the Subordination Agent for distribution to the Class G-1
Trustee for the distribution to the Class G-1 Certificateholders in payment of the Pool Balance of, or interest on, the Class G-1 Certificates (as applicable)
and not apply such funds for any other purpose, (c) cause such funds paid by
MBIA pursuant to sub-paragraph (vii) of the definition of Deficiency Amount under the Policy to be paid to the Class G-1 Primary Liquidity Provider for payment of outstanding drawings under the Class G-1 Primary Liquidity Facility and accrued interest thereon and (d) maintain an accurate record of such payments with respect to the Class G-1 Certificates and the Class G-1 Primary
Liquidity Provider and the corresponding claim on the Policy and proceeds thereof.

            ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE
COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM
CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF
MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A
FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL
PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS ($5,000.00) AND THE STATED VALUE OF
THE CLAIM FOR EACH SUCH VIOLATION.

                                             WILMINGTON TRUST COMPANY,
                                               as Subordination Agent

                                             By:    ____________________________
                                             Name:  ____________________________
                                             Title: ____________________________

                                    Exh. A-4

                                               EXHIBIT B TO POLICY NUMBER 487110

                      NOTICE OF AVOIDED PAYMENT AND DEMAND
                         FOR PAYMENT OF AVOIDED PAYMENTS

                                          Date: [________]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention: Insured Portfolio Management, Structured Finance

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention: Corporate Trust Services

            Reference is made to Policy No. 487110, dated November 14, 2006 (the
"Policy"), issued by MBIA Insurance Corporation ("MBIA") with respect to the
JetBlue Airways (Spare Parts) Pass Through Trust Certificates, Class G-1. Terms
capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires or, if not defined therein, in or pursuant to the Intercreditor Agreement (as defined in the Policy).

            The [Class G-1 Certificateholder/Subordination Agent/Class G-1
Trustee/ Class G-1 Primary Liquidity Provider] hereby certifies as follows:

            1.    The Subordination Agent is the subordination agent under the
Intercreditor Agreement.

            [2.   The Subordination Agent has established ______________ as a
Special Distribution Date pursuant to the Intercreditor Agreement for amounts claimed hereunder.]

            3.    A Final Order (as defined in the Policy) providing for the recovery of an Avoided Payment of $________________ has been issued.

            4.    $_________________ of the amount set forth in item No. 3 above has been paid by the [Class G-1 Certificateholder/Subordination Agent/Class G-1
Trustee/Class G-1 Primary Liquidity Provider] and $_________________ is required to be paid to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order.

            5.    The [Class G-1 Certificateholder/Subordination Agent/Class G-1
Trustee/Class G-1 Primary Liquidity Provider] has not heretofore made a demand for such Avoided Payment.

                                    Exh. B-1

            6.    The [Class G-1 Certificateholder/Subordination Agent/Class G-1
Trustee/Class G-1 Primary Liquidity Provider] has delivered to MBIA or has attached hereto all documents required by the Policy to be delivered in connection with such Avoided Payment.

            7.    The [Class G-1 Certificateholder/Subordination Agent/Class G-1
Trustee/Class G-1 Primary Liquidity Provider] hereby requests that payment of
$______________ of such Avoided Payment be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and
$________________ of such Avoided Payment be paid to the [Class G-1 Trustee]
[Subordination Agent for distribution to the Class G-1 Trustee] [Class G-1
Primary Liquidity Provider] [Class G-1 Certificateholder], in each case, by MBIA under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

            For the portion to be paid to the receiver, conservator,
debtor-in-possession or trustee, to _________________________:

                  ABA #: [_____]
                  Acct #: [_____]
                  FBO: [_____]

            [relevant account number]

            For the portion to be paid to the [Class G-1
Certificateholder/Subordination Agent/Class G-1 Trustee/Class G-1 Primary
Liquidity Provider]:

                  ABA #: [_____]
                  Acct #: [_____]
                  FBO: [_____]

            [Policy Account Number] [relevant account number]

            ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE
COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM
CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF
MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A
FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL
PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS ($5,000.00) AND THE STATED VALUE OF
THE CLAIM FOR EACH SUCH VIOLATION.

                                    Exh. B-2

                                         [Name of Party Giving Notice]

                                             By:   _____________________________
                                             Name:
                                             Title: (Officer)

                                    Exh. B-3

                                               EXHIBIT C TO POLICY NUMBER 487110

Date: _________________

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention: Insured Portfolio Management, Structured Finance

Dear Sirs:

            Reference is made to that certain Policy, Number 487110, dated
November 14, 2006 (the "Policy"), which has been issued by MBIA Insurance
Corporation in favor of the Subordination Agent with respect to the JetBlue
Airways (Spare Parts) Pass Through Trust Certificates, Class G-1.

            The undersigned [Name of Transferor] has transferred and assigned
(and hereby confirms to you said transfer and assignment) all of its rights in and under said Policy to [Name of Transferee] and confirms that [Name of
Transferor] no longer has any rights under or interest in said Policy.

            Transferor and Transferee have indicated on the face of said Policy that it has been transferred and assigned to Transferee.

            Transferee hereby certifies that it is a duly authorized transferee under the terms of said Policy and is accordingly entitled, upon presentation of the document(s) called for therein, to receive payment thereunder.

                                        ________________________________________
                                        [Name of Transferor]

                                        By: ____________________________________
                                        [Name and Title of Authorized Officer of
                                        Transferor]

                                        ________________________________________
                                        [Name of Transferee]

                                        By: ____________________________________
                                        [Name and Title of Authorized Officer of
                                        Transferee]

                                    Exh. C-1

                                               EXHIBIT D TO POLICY NUMBER 487110

                               FORM OF ASSIGNMENT

            Reference is made to that certain Policy No. 487110, dated November
14, 2006 (the "Policy"), issued by MBIA Insurance Corporation ("MBIA") relating to the JetBlue Airways (Spare Parts) Pass Through Trust Certificates, Class G-1.
Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy as incorporated by reference therein. In connection with the Avoided Payment of [$_________] paid by the undersigned (the "[Class G-1 Certificateholder/Subordination Agent/Class G-1
Trustee/Class G-1 Primary Liquidity Provider]") on [______] and the payment by
MBIA in respect of such Avoided Payment pursuant to the Policy, the [Class G-1
Certificateholder/Subordination Agent/Class G-1 Trustee/Class G-1 Primary
Liquidity Provider] hereby irrevocably and unconditionally, without recourse, representation or warranty (except as provided below), sells, assigns, transfers, conveys and delivers to MBIA all of such [Class G-1
Certificateholder's/Subordination Agent's/Class G-1 Trustee's/Class G-1 Primary
Liquidity Provider's] rights, title and interest in and to any rights or claims, whether accrued, contingent or otherwise, which the [Class G-1
Certificateholder/Subordination Agent/Class G-1 Trustee/Class G-1 Primary
Liquidity Provider] now has or may hereafter acquire, against any person relating to, arising out of or in connection with such Avoided Payment. The
[Class G-1 Certificateholder/Subordination Agent/Class G-1 Trustee/Class G-1
Primary Liquidity Provider] represents and warrants that such claims and rights are free and clear of any lien or encumbrance created or incurred by such [Class
G-1 Certificateholder/Subordination Agent/Class G-1 Trustee/Class G-1 Primary
Liquidity Provider].(1) In addition, the [Class G-1
Certificateholder/Subordination Agent/Class G-1 Trustee/Class G-1 Primary
Liquidity Provider] hereby irrevocably appoints MBIA as its agent and attorney-in-fact to take any and all action necessary in connection with the foregoing assignment (including, without limitation, for purposes of any legal proceeding related to such Avoided Payment).

                                   [Class G-1 Certificateholder/Subordination
                                       Agent/Class G-1 Trustee/Primary Liquidity
                                       Provider]

                                       By:  ____________________________________
                                       Name:
                                       Title:

_____________________

(1)   In the event that the terms of this form of assignment are reasonably determined to be insufficient solely as a result of a change of law or applicable rules after the date of the Policy to fully vest all of the [Class
G-1 Certificateholder's/Subordination Agent's/Class G-1 Trustee's/Class G-1
Primary Liquidity Provider's] right, title and interest in such rights and claims, the [Class G-1 Certificateholder/Subordination Agent/Class G-1
Trustee/Class G-1 Primary Liquidity Provider] and MBIA shall agree on such other form as is reasonably necessary to effect such assignment, which assignment shall be without recourse, representation or warranty except as provided above.

                                       D-1